SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 30, 2004
                                                          -------------


                                 TEN STIX, INC.
                                 -------------
             (Exact name of Registrant as specified in its charter)

                                    Colorado
                                    --------
         (State or other jurisdiction of Incorporation or organization)

        0-32323                                         84-1351184
        -------                                         ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

3101 Riverside Drive, Idaho Springs, CO                    80452
---------------------------------------                    -----
(Address of principal executive offices)                (Zip Code)

                                  303-567-0163
                                  ------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On April 8, 2004, Ten Stix, Inc., a Colorado corporation (the "Registrant"), Tony Cranford ("Cranford") and Thomas Sawyer ("Sawyer"), the current Directors and Officers of Ten Stix, Inc. entered into a Stipulation with Rapid Funding, LLC ("Rapid Funding") wherein Rapid Funding (i) acquired ownership of 14,764,600 shares of common stock of the Registrant including shares previously owned by Cranford and Sawyer, (ii) obtained the right to receive an additional 11,000,000 shares of common stock, which shares have since been issued to Rapid Funding, and (iii) obtained the right to receive additional shares of the Registrant's stock so that Rapid Funding would own at least 51% of the issued and outstanding shares of the Registrant. As a result of the Stipulation, Rapid Funding became the beneficial owner of 37,264,600 shares of common stock of the Registrant and is the majority shareholder of the Registrant.

     The Stipulation additionally provided that the Registrant make monthly installment payments to Rapid Funding of $15,000 per month, commencing July 1, 2004 and expiring at such time as a total of $200,000 has been paid to Rapid Funding. Pursuant to the Stipulation, upon receipt of the sum of $200,000 by Rapid Funding all shares of the Registrant owned and held by Rapid Funding shall be transferred and delivered to the Registrant.

     On June 30, 2004, the Registrant executed a Promissory Note (the "Note") in favor of Robert C. Brehm ("Brehm") in the principal amount of $15,000, which was deposited with counsel for the Registrant in order to make the initial $15,000 payment due to Rapid Funding on July 1, 2004. Under the terms of the Note, the principal and interest thereon at the rate of 12% per annum shall be due and payable on or before August 10, 2004. Additionally, the Note provides that at the option of the Brehm, the unpaid principal and interest thereon shall be paid by the delivery to Brehm of all shares of the common stock of the Registrant owned by Rapid Funding, when Rapid Funding has been paid in full pursuant to the Stipulation. A copy of the Promissory Note is incorporated herein by reference and attached hereto as Exhibit 99-1.

     On June 30, 2004, the Registrant, Cranford, Sawyer, and Brehm entered into a Management Severance Agreement (the "Agreement"). Under the terms of this Agreement Brehm, shall loan or arrange a loan to the Registrant in the amount of $185,000 in order for the Registrant to pay and satisfy the outstanding indebtedness owing to Rapid Funding under the Stipulation. This loan was be evidenced by a Convertible Debenture on July 1, 2004, executed in favor of Edify Capital Group, Inc. ("Edify Capital"). These funds were used by the Registrant to pay off the balance owing to Rapid Funding under the Stipulation. Under the terms of the Convertible Debenture the Registrant promises to pay the loan in full on or before the first anniversary date of the issuance, with interest from the date of issuance at the rate of 8% per annum, compounded and payable quarterly. Pursuant to the terms of the Convertible Debenture, Edify Capital, at its option at any time, may convert all or part of the unpaid principal balance, plus accrued interest thereon into the common stock of the Company. In the event of a conversion, the number of shares of the common stock to be issued shall be determined by dividing the unpaid principal balance of the Convertible Debenture, plus any accrued interest by 80% of the average of the lowest three closing bid prices in past twenty trading days immediately preceding any such conversion. A copy of the Convertible Debenture is incorporated herein by reference and attached hereto as Exhibit 99-2.

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     The Management Services Agreement also provides that following the
Registrant's annual meeting of shareholders and completion of its reincorporation and change of domicile from Colorado to Nevada, the Registrant shall authorize 3,000,000 shares of Series B Preferred Stock. Brehm shall be able to exchange the common shares received pursuant to the option available in the Note for 2,500,000 shares of Series B Preferred Stock and Ten Stix, Inc. shall cancel those common shares it receives in this exchange by Brehm.

     The Management Severance Agreement also provides that the Registrant will form a gaming subsidiary named Pro Shuffler, Inc., and that all gaming related assets, licenses, and liabilities relating to said gaming business be transferred to Pro Shuffler, Inc. Sawyer and Cranford will be the officers and directors of Pro Shuffler, Inc., and the Registrant will transfer 80% of the common stock of Pro Shuffler, Inc. to Sawyer and Cranford in consideration of their forgiveness of all unpaid accrued payroll due and owing by the Registrant to Sawyer and Cranford. Concurrently with the formation of Pro Shuffler, Inc., Sawyer and Cranford shall execute Consulting Agreements under which they shall receive an aggregate of $60,000 for their services to the the Registrant regarding the transition of operations, and Pro Shuffler, Inc. shall receive an additional $40,000 for transitional and spin-off related costs.

     Following the completion of these events, Sawyer shall resign as the President and CEO of the Registrant, and the Board of Directors of Ten Stix shall appoint one additional director as designated by Brehm to join the existing members of the Board of Directors of the Registrant. A copy of the Management Severance Agreement is incorporated herein by reference and attached hereto as Exhibit 99-3.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Ten Stix, Inc.
                                    (Registrant)


Date:      7/29/04                  /s/ Thomas E. Sawyer
        ______________              _______________________
                                    By: Thomas E. Sawyer
                                    Its:  President and CEO

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                                INDEX TO EXHIBITS

Exhibit Number                    Exhibit

99-1                              Promissory Note dated June 30, 2004
99-2                              Convertible Debenture
99-3                              Management Severance Agreement













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